Exhibit 10.13

FORM OF

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into by and between AV Homes, Inc. (“Company”) and _______________ (“Executive”) to amend that certain Executive Employment Agreement dated _______________, as amended (the “Agreement”).  The parties to the Agreement wish to amend the provisions of the Agreement providing for severance benefits in the event of certain terminations of Executive’s employment within twenty-four (24) months of a Change in Control (as defined in the Agreement).

1.     Amendment of Agreement.  The parties agree to the following amendments to the Agreement:

(a)    The reference to [CEO: “Eighteen (18) months”][Non-CEO: “Twelve (12) months”] in Section 7.6(b)(iii)(A) shall be amended to be [CEO: “Thirty-six (36) months”][Non-CEO: “Twenty-four (24) months”].

(b)    The reference to [CEO: “eighteen (18) months”][Non-CEO: “twelve (12) months”] in Section 7.6(b)(iii)(B) shall be amended to be [CEO: “thirty-six (36) months”][Non-CEO: “twenty-four (24) months”].

(c)    Section 7.6(b)(iii)(D) shall be amended to read in its entirety as follows:

“(D)     if Executive is eligible for and properly elects to continue group medical and/or dental insurance coverage from the Company for Executive and Executive’s eligible dependents, as in place immediately prior to the date of termination of Executive’s employment (“COBRA continuation coverage”), the Company will provide such coverage: (1) until the earlier of (x) [CEO: thirty-six (36) months][Non-CEO: twenty-four (24) months] after the date of termination, or (y) the date Executive is no longer eligible for COBRA continuation coverage, and (2) upon expiration of the period under Section 7.6(b)(iii)(D)(1)(y), if Executive is not then eligible for coverage by a subsequent employer, the Company will continue such coverage (or, in the event Executive is ineligible for such continued coverage for whatever reason, provide substantially equivalent coverage through other sources, or reimbursement of premiums for Executive to obtain substantially equivalent coverage, at the Company’s option) until the earlier of (x) [CEO: thirty-six (36) months][Non-CEO: twenty-four (24) months] after the date of termination, or (y) the date Executive is provided coverage by a subsequent employer.”

[CEO: (d)     The references to “eighteen (18) months” in Sections 8.3, 8.4 and 8.5 shall be amended to be “twenty-four (24) months”.]

2.     Amendment Limited.  This Amendment shall not amend or modify the terms of the Agreement, except to the extent expressly set forth above, which Agreement, as amended hereby, shall remain in full force and effect.

3.     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

Date:	“Company”
AV HOMES, INC.

By:

Date:	“Executive”